Exhibit (a)(ii)

Execution Copy

DEPOSIT AGREEMENT

by and among

GRASIM INDUSTRIES LIMITED

AND

CITIBANK, N.A.,
as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS
OF GLOBAL DEPOSITARY SHARES EVIDENCED BY
GLOBAL DEPOSITARY RECEIPTS ISSUED HEREUNDER

Dated as of September 17, 1999

i

ii

iii

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of September 17, 1999, by and among (i) Grasim Industries Limited, a public company with limited liability incorporated under the laws of India, and its successors (the "Company"), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (the "Depositary"), and (iii) all Holders and Beneficial Owners of Global Depositary Shares evidenced by Global Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H   T H A T:

WHEREAS, the Company has duly authorized and has outstanding equity shares, nominal value of 10 Rupees each (the "Shares"), which are listed for trading on The Stock Exchange, Mumbai and on certain other stock exchanges in India (together, the "Indian Stock Exchanges"); and

WHEREAS, the Company desires to establish with the Depositary a GDR facility to provide for the deposit of the Shares and the creation of Global Depositary Shares representing the Shares so deposited and for the execution and delivery of Global Depositary Receipts evidencing such Global Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary for such facility upon the terms set forth in this Deposit Agreement; and

WHEREAS, the Global Depositary Receipts evidencing the Global Depositary Shares issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment of a GDR facility upon the terms set forth in this Deposit Agreement, the execution and delivery of this Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated herein.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

SECTION 1.1                         "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined).

SECTION 1.2                         "Beneficial Owner" shall mean as to any GDS, any person or entity having a beneficial interest deriving from the ownership of such GDS.  A Beneficial Owner may or may not be the Holder of the GDR(s) evidencing such GDSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the GDR(s) evidencing the GDSs owned by such Beneficial Owner.

SECTION 1.3                         "Business Day" shall mean any day on which banks in both Mumbai, India and New York are open for business.

SECTION 1.4                         "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.5                         "Company" shall mean Grasim Industries Limited, a company incorporated and existing under the laws of India, having its registered office at Birlagram, Nagda 456331, Madhya Pradesh, India, and its successors.

SECTION 1.6                         "Custodian" shall mean, as of the date hereof, Citibank, N.A. (Mumbai), having its principal office at Barodawalla Mansion, SIDR Annie Beasant Road, PO 16586, Worli, Mumbai, India 400 018, as the custodian for the purposes of this Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder, as the context shall require.  The term "Custodians" shall mean all custodians, collectively.

SECTION 1.7                         "Deliver" and "Delivery" shall mean, when used in respect of Global Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, if available.

SECTION 1.8                         "Deposit Agreement" shall mean this Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented in accordance with the terms hereof.

SECTION 1.9                         "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

SECTION 1.10                         "Deposited Securities" shall mean Shares at any time deposited under this Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof, subject, in the case of cash, to the provisions of Section 4.8.  The collateral delivered in connection with Pre-Release Transactions described in Section 5.10 hereof shall not constitute Deposited Securities.

SECTION 1.11                         "Dollars" and "$" shall refer to the lawful currency of the United States.

SECTION 1.12                         "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

SECTION 1.13                         "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

SECTION 1.14                         "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.15                         "Foreign Currency" shall mean currency other than Dollars.

SECTION 1.16                         "GDS Record Date" shall have the meaning given to such term in Section 4.9.

SECTION 1.17                         "Global Depositary Share(s)" and "GDSs)" Global Depositary Shares(s) shall mean with respect to any Global Depositary Receipt, the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and the Global Depositary Receipts issued hereunder.  Each Global Depositary Share shall represent one equity share, until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional Global Depositary Shares are not issued, and thereafter each Global Depositary Share shall represent" the Shares or Deposited Securities specified in such Sections.

SECTION 1.18                         "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose.  A Holder may or may not be a Beneficial Owner.  If a Holder is not the Beneficial Owner of the GDSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of such GDSs.

SECTION 1.19                         "Indian Legend" The term "Indian Legend" shall mean the following statement:

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY AND THE GLOBAL DEPOSITARY SHARES EVIDENCED HEREBY MAY NOT AT ANY TIME BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO ANY PERSON IN INDIA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A RESIDENT OF INDIA.

SECTION 1.20                         "Initial Deposit" shall mean the deposit of Shares with the Custodian by the Company pursuant to the Scheme of Arrangement.

SECTION 1.21                         "Partial Entitlement Legend" shall mean the following statement:

THE RECEIPTS ISSUED IN RESPECT OF PARTIAL ENTITLEMENT GLOBAL DEPOSITARY SHARES SHALL BEAR THE FOLLOWING LEGEND ON THE FACE OF THE RECEIPT: "THIS RECEIPT EVIDENCES GLOBAL DEPOSITARY SHARES REPRESENTING 'PARTIAL ENTITLEMENT' EQUITY SHARES OF GRASIM INDUSTRIES LIMITED AND AS SUCH DO NOT ENTITLE THE HOLDERS THEREOF TO THE SAME PER-SHARE ENTITLEMENT AS OTHER EQUITY SHARES (WHICH ARE "FULL ENTITLEMENT" EQUITY SHARES) ISSUED AND OUTSTANDING AT SUCH TIME AS THIS RECEIPT IS ISSUED.  THE GLOBAL DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT SHALL ENTITLE HOLDERS TO DISTRIBUTIONS AND ENTITLEMENTS IDENTICAL TO OTHER GLOBAL DEPOSITARY SHARES WHEN THE EQUITY SHARES REPRESENTED BY SUCH GLOBAL DEPOSITARY SHARES BECOME "FULL ENTITLEMENT" EQUITY SHARES."

SECTION 1.22                         "Pre-Release Transaction" shall have the meaning set forth in Section 5.10 hereof.

SECTION 1.23                         "Principal Office" when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, New York, New York I0043, U.S.A.

SECTION 1.24                         "Receipt(s)"; "Global Depositary Receipt(s)" and "GDR(s)" shall mean the certificate(s) issued by the Depositary to evidence the Global Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement.  A Receipt may evidence any number of Global Depositary Shares and may, in the case of Global Depositary Shares held through a central depository such as DTC, be in the form of a "Balance Certificate."

SECTION 1.25                         "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.  Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.  Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 1.26                         "Restricted Securities" shall mean Shares, or Global Depositary Shares representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, India, or under a shareholder agreement or the Memorandum and Articles of Association of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an Affiliate of the Company in a transaction (i) covered by an effective resale registration statement or (ii) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares are not, when held by such person, Restricted Securities.

SECTION 1.27                         "Rupees" shall refer to the lawful currency of India.

SECTION 1.28                         "Scheme of Arrangement" shall mean the Scheme of Arrangement among the Company and Indian Rayon and Industries and their respective shareholders and creditors as approved by the shareholders of each such company on December 10, 1998 and December 12, 1998 respectively and to be approved by the relevant high courts in India prior to it becoming effective.

SECTION 1.29                         "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.30                         "Share Registrar" shall mean the Company or a depository institution organized under the laws of India, which carries out the duties of registrar for the Shares or any successor as Share Registrar for such Shares appointed by the Company.

SECTION 1.31                         "Shares" shall mean the Company's equity shares, nominal value 10 Rupees per share, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in nominal value, split-up, consolidation, reclassification, conversion or any other event described in Section 4.11 in respect of the Shares of the Company, the term "Shares" shall thereafter, to the extent permitted by law, represent the successor securities resulting from such change in nominal value, split-up, consolidation, exchange, conversion, reclassification or event.

SECTION 1.32                         "United States" shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
DEPOSIT OF SHARES; EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1                         Appointment of Depositary.  The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement.  Each Holder and each Beneficial Owner, upon acceptance of any GDSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).

SECTION 2.2                         Form and Transferability of Receipts.

(a)           Form.  Global Depositary Shares shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary.  The Receipts shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case, as otherwise contemplated in the Deposit Agreement.  Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of the issuance and transfer of Receipts.  No Receipt and no Global Depositary Share evidenced thereby shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so dated, signed, countersigned and registered.  Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.  The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

(b)           Legends.  The Receipts may be endorsed with or have incorporated in the text thereof the Indian Legend, the Partial Entitlement Legend (if required by Section 2.11) and such other legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required to comply with any applicable law or regulations, or with the rules and regulations of any securities exchange or market upon which Global Depositary Shares may be traded, listed or quoted or to conform with any usage with respect thereto, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts or GDSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which the GDSs are held.

(c)           Title.  Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each GDS evidenced thereby) shall be transferable by delivery of the Receipt with the same effect as a certificated security under the laws of the State of New York, provided that such Receipt has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of a Receipt (that is, the person in whose name a Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  The Depositary and the Company shall have no obligation nor be subject to any liability under this Deposit Agreement or any Receipt to any holder of a Receipt or any Beneficial Owner unless such holder is the Holder of such Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

(d)           Book-Entry Systems.  The Depositary shall make arrangements for the acceptance of the Global Depositary Shares into DTC.  A single GDR in the form of a "Balance Certificate" will evidence all GDSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.").  As such, the nominee for DTC will be the only "Holder" of the GDR evidencing all GDSs held through DTC.  Each Beneficial Owner of GDSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such GDSs.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the GDSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of GDSs.  So long as GDSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the GDR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).

SECTION 2.3                         Deposit with Custodian.  The Company or any other person acting on behalf of the Company will, subject to the Scheme of Arrangement becoming effective, make the Initial Deposit by Delivery to the Custodian of Shares, registered in the name of the Depositary or its nominee (as directed by the Depositary) who will be the holder of record of all such Shares.

Subject to the terms and conditions of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not, accept Shares for deposit under this Deposit Agreement subsequent to the Initial Deposit other than (i) Shares issued to the person in whose name Deposited Securities are recorded (the "Registered Shareholder") as a dividend or free distribution upon such Deposited Securities pursuant to Section 4.2 (including a bonus issue of Shares), (ii) Shares acquired by the Registered Shareholder, Holders or Beneficial Owners from the Company through the exercise of rights, warrants or options distributed by the Company to such persons in respect of Deposited Securities, (iii) securities issued by the Company to the Registered Shareholder as such in respect of Deposited Securities as a result of reclassification of Shares or other Deposited Securities or similar event pursuant to Section 4.11, and (iv) as may otherwise be permitted by applicable law and agreed by the Company and the Depositary in writing from time to time.

Permitted deposits may be made at any time, whether or not the transfer books of the Company or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian, and (A) (in the case of Shares represented by certificates issued in registered form) appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian or, (in the case of Shares represented by certificates in bearer form) of the requisite coupons and talons pertaining thereto, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person(s) stated in such order a Receipt or Receipts for the number of Global Depositary Shares representing the Shares so deposited, (D) evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in India, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.  Without limiting any other provision of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the GDS to Shares ratio would give rise to fractional GDSs nor (d) any Shares whenever it has been notified by the Company (and the Company hereby agrees to provide such notification in writing to the Depositary and the Custodian) that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.5 or that such deposit would result in any violation of applicable laws..  No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of India and any necessary approval has been granted by any governmental body in India, if any, which is then performing the function of the regulator of currency exchange.  The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

SECTION 2.4                         Registration of Shares.  The Depositary shall instruct the Custodian upon each delivery of certificates representing registered Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such certificate or certificates, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped, to the Share Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either.  Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Memorandum and Articles of Association of the Company.

SECTION 2.5                         Execution and Delivery of Receipts.  The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) that any such Deposited Securities have been recorded in the name of the Depositary, Custodian or a nominee of either on the shareholders' register maintained by or on behalf of the Company if registered Shares have been deposited or if deposit is made by book-entry transfer, confirmation of such transfer in the books of the DTC, (iii) that all required documents have been received, and (iv) the person or persons to whom or upon whose order Global Depositary Shares are deliverable in respect thereof and the number of Global Depositary Shares to be so delivered.  Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission.  Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall issue the Global Depositary Shares representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and shall execute and deliver at its Principal Office Receipt(s) registered in the name or names requested by such person(s) and evidencing the aggregate number of Global Depositary Shares to which such person(s) are entitled, but only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing Global Depositary Shares and executing and delivering such Receipt(s) (as set forth in Section 5.9 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the Receipt(s).  The Depositary shall only issue Global Depositary Shares in whole numbers and deliver Global Depositary Receipts evidencing whole numbers of Global Depositary Shares.  Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

SECTION 2.6                         Transfer of Receipts; Combination and Split-up of Receipts.

(a)           Transfer.  The Registrar, subject to the terms and conditions of the applicable Receipts, this Deposit Agreement and the U.S. securities laws, shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Subject to the terms and conditions of this Deposit Agreement, including payment of the applicable fees and charges of the Depositary set forth in Section 5.9 and Exhibit B hereto, the Depositary shall deliver new Receipt(s) to or upon the order of the person entitled thereto evidencing the same aggregate number of Global Depositary Shares as those evidenced by the Receipt(s) surrendered, provided that the Registrar shall refuse to register any transfer of Receipts if the Registrar has actual knowledge that such registration would cause the total number of Shares represented by GDSs owned by any Beneficial Owner to exceed any limit under applicable law with respect to which the Company has notified the Depositary in writing.

(b)           Combination & Split Up.  Subject to the terms and conditions of the applicable Receipt, this Deposit Agreement and the U.S. securities laws, the Depositary shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the applicable fees and charges set forth in Section 5.9 and Exhibit B hereto, deliver to or upon the order of the person entitled thereto, a new Receipt or Receipts for any number of Global Depositary Shares requested, but evidencing the same aggregate number of Global Depositary Shares as the Receipt or Receipts surrendered.

(c)           Co-Transfer Agents.  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under this Section 2.6 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 2.7                         Surrender of GDSs and Withdrawal of Deposited Securities.  Upon surrender, at the Principal Office of the Depositary, of GDSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Receipts (as set forth in Section 5.9 and Exhibit B hereof) and (ii) all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Receipt(s) evidencing such GDSs, the Company's Memorandum and Articles of Association, Section 7.8 hereof and any other provisions of or governing the Deposited Securities, other applicable laws and the rules of DTC, the Holder of such GDSs shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by the GDSs so surrendered.  GDSs may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such GDSs (if held in registered form) or by book-entry delivery of such GDSs to the Depositary.  GDSs shall be deemed cancelled when the relevant number of Deposited Securities they represent are withdrawn from deposit hereunder.

A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank.  If the Depositary so requires, the Holder of any GDSs surrendered for the purpose of withdrawing the Deposited Securities represented thereby shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of a person(s) designated in such order.

Upon receipt by the Depositary of GDSs surrendered for the purpose of withdrawal of Deposited Securities, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian, subject to Sections 2.8, 3.1, 3.2, 5.9, and to the other terms and conditions of this Deposit Agreement, the Receipt(s) evidencing such GDSs, the Memorandum and Articles of Association of the Company, and the provisions of or governing the Deposited Securities, applicable laws and the rules of the DTC, now or hereafter in effect, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, the Deposited Securities represented by such Global Depositary Shares together with any certificate or other proper documents of or relating to title of the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or for the account of such person.  Certificates, if any, representing Deposited Securities may bear any legends or notifications not inconsistent with the Deposit Agreement which are deemed necessary by the Company or the Share Registrar to comply with the Memorandum and Articles of Association of the Company or applicable law.  The Depositary may make delivery at the Principal Office of the Depositary of any dividends or cash distributions with respect to the Deposited Securities represented by such Global Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary shall not accept for surrender GDSs representing less than one Share.  In the case of the surrender of GDSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such GDSs the number of GDSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the GDSs surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the GDSs.

At the request, risk and expense of any Holder so surrendering GDSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of the Deposited Securities represented by such GDSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.8                         Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

(a)           Additional Requirements.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of GDSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B hereof, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or Global Depositary Shares or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement and applicable law.

(b)           Additional Limitations.  The issuance of GDSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of GDSs against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a co-transfer agent, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the GDSs or Shares are listed, or under any provision of this Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

(c)           Regulatory Restrictions.  Notwithstanding any provision of this Deposit Agreement or any Receipt to the contrary, Holders are entitled to surrender outstanding GDSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

SECTION 2.9                         Lost Receipts, etc.  In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor and registered in the same name at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

SECTION 2.10                         Cancellation and Destruction of Surrendered Receipts; Maintenance of Records.  All Receipts surrendered to the Depositary shall be canceled by the Depositary.  Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable against the Depositary for any purpose.  The Depositary is authorized to destroy Receipts so canceled, provided the Depositary maintains a record of all destroyed Receipts.

SECTION 2.11                         Partial Entitlement GDSs.  In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, "Full Entitlement Shares" and the Shares with different entitlement, "Partial Entitlement Shares"), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Agreement, issue GDSs and deliver GDRs representing Partial Entitlement Shares which are separate and distinct from the GDSs and GDRs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) ("Partial Entitlement GDSs/GDRs" and "Full Entitlement GDSs/GDRs", respectively).  If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement GDSs and give Holders of Partial Entitlement GDRs the opportunity to exchange such Partial Entitlement GDRs for Full Entitlement GDRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement GDRs and GDSs, on the one hand, and (ii) the Full Entitlement GDRs and GDSs on the other.  Holders and Beneficial Owners of Partial Entitlement GDSs shall only be entitled to the entitlements of Partial Entitlement Shares.  Holders and Beneficial Owners of Full Entitlement GDSs shall be entitled only to the entitlements of Full Entitlement Shares.  All provisions and conditions of this Agreement shall apply to Partial Entitlement GDRs and GDSs to the same extent as Full Entitlement GDRs and GDSs, except as contemplated by this Section 2.11.  The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the terms of this Section 2.11.  The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.  All GDRs representing Partial Entitlement GDSs shall bear, in addition to other legends required by this Deposit Agreement, the Partial Entitlement Legend.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS AND
BENEFICIAL OWNERS
OF RECEIPTS

SECTION 3.1                         Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of GDSs and Deposited Securities, compliance with applicable laws and the terms of this Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may deem necessary or proper or as the Company may require by written request to the Depositary consistent with its obligations hereunder provided that such written request shall be delivered by the Company to the Depositary in a timely manner.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or GDSs for cancellation and withdrawal.  Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

SECTION 3.2                         Liability for Taxes and Other Charges.  If any Indian or other tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any GDR or any Deposited Securities or Global Depositary Shares, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary.  The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue GDSs, to deliver GDRs, register the transfer, split-up or combination of GDRs and (subject to Section 7.8) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

SECTION 3.3                         Representations and Warranties on Deposit of Shares.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Global Depositary Shares issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements and (v) until such time as Indian law changes to allow such transfers, it shall not have and it shall not offer or sell GDSs directly or indirectly to any person in India or to, or for the account of, a resident of India.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of Global Depositary Shares in respect thereof and the transfer of such Global Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.4                         Compliance with Information Requests.   Notwithstanding any other provision of this Deposit Agreement, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to Indian law, the rules and requirements of the Indian Stock Exchanges, and any other stock exchange on which the Shares or Global Depositary Shares are, or will be, registered, traded or listed or the Memorandum and Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns Global Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such Global Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company, and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

SECTION 3.5                         Ownership Restrictions.  Notwithstanding any other provision in this Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Memorandum and Articles of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the Global Depositary Shares where such transfer may result in the total number of Shares represented by the Global Depositary Shares owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the beneficial ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of Global Depositary Shares, the removal or limitation of voting rights, the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the Global Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations and the cancellation of such Global Depositary Shares, in each case, if and to the extent permitted by applicable law and the Memorandum and Articles of Association of the Company.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1                         Cash Distributions.  Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.8 hereof) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the GDS Record Date in proportion to the number of Global Depositary Shares held as of the GDS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of GDSs outstanding at the time of the next distribution.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the Global Depositary Shares representing such Deposited Securities shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

SECTION 4.2                         Distribution in Shares.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the GDS Record Date upon the terms described in Section 4.9 and shall, subject to Section 5.9 hereof, either (i) distribute to the Holders as of the GDS Record Date in proportion to the number of Global Depositary Shares held as of the GDS Record Date, additional Global Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional Global Depositary Shares are not so distributed, each Global Depositary Share issued and outstanding after the GDS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes).  In lieu of delivering fractional Global Depositary Shares, the Depositary shall sell the number of Shares or Global Depositary Shares, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1.  In the event that the Depositary determines that any distribution in property (including Shares) is not feasible or is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligation under Section 5.7 hereof, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including disposing of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1.  The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

SECTION 4.3                         Elective Distributions in Cash or Shares.  Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of GDSs.  Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of GDSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Depositary shall have determined that such distribution is reasonably practicable and (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional GDSs representing such additional Shares upon the terms described in Section 4.2.  If the above conditions are satisfied, the Depositary shall establish a GDS Record Date (on the terms described in Section 4.9) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional GDSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (Y) in GDSs, the dividend shall be distributed upon the terms described in Section 4.2.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than GDSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

SECTION 4.4                         Distribution of Rights to Purchase Shares.

(a)           Distribution to GDS Holders.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of GDSs.  Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below.  In the event all conditions set forth above are satisfied, the Depositary shall establish a GDS Record Date (upon the terms described in Section 4.9) and establish procedures to distribute rights to purchase additional GDSs (by means of warrants or otherwise) and to enable the Holders to exercise such rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes).  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than GDSs).

(b)           Sale of Rights.  If (i) the Company does not request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem proper.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Global Depositary Shares representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

Holders and Beneficial Owners acknowledge that they may not be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

SECTION 4.5                         Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a)           Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of GDSs.  Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of GDSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b)           Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of GDSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the GDS Record Date, in proportion to the number of GDSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)           If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the GDS Record Date upon the terms of Section 4.1.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

SECTION 4.6                         Distributions with Respect to Deposited Securities in Bearer Form.  Subject to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary in bearer form shall be made to the Depositary for the account of the respective Holders of Receipts with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates.  The Company shall promptly notify the Depositary of such distributions.  The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

SECTION 4.7                         Redemption/Repurchase.  If the Company intends to exercise any right of redemption or repurchase in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least 60 days prior to the intended date of redemption or repurchase which notice shall set forth the particulars of the proposed redemption or repurchase.  Upon receipt of such (i) notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7, and only if the Depositary shall have determined that such proposed redemption or repurchase is practicable, the Depositary shall mail to each Holder a notice setting forth the intended exercise by the Company of the redemption or repurchase rights and any other particulars set forth in the Company's notice to the Depositary.  The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption or repurchase rights are being exercised against payment of the applicable redemption or repurchase price.  Upon receipt of confirmation from the Custodian that the redemption or repurchase has taken place and that funds representing the redemption or repurchase price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire GDSs and cancel GDRs upon delivery of such GDSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 hereof.  If less than all outstanding Deposited Securities are redeemed or repurchased, the GDSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption or repurchase price per GDS shall be the per share amount received by the Depositary upon the redemption or repurchase of the Deposited Securities represented by Global Depositary Shares (subject to the terms of Section 4.8 hereof and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each GDS redeemed or repurchased.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

SECTION 4.8                         Fixing of GDS Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each Global Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of proxies, of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix, after consultation with the Company, a record date (the "GDS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each Global Depositary Share.  The Depositary shall make reasonable efforts to establish the GDS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any).  Subject to applicable law and the provisions of Section 4.1 through 4.8 and to the other terms and conditions of this Deposit Agreement, only the Holders of Receipts at the close of business in New York on such GDS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

SECTION 4.9                         Voting of Deposited Securities.

HOLDERS OF GDSs MAY NOT VOTE THE SHARES OR DEPOSITED SECURITIES REPRESENTED BY THE GDSs AND MAY NOT INSTRUCT THE DEPOSITARY AS TO THE VOTING OF SUCH DEPOSITED SECURITIES.  IN CERTAIN LIMITED.  CIRCUMSTANCES, AS SET FORTH BELOW, THE DEPOSITARY MAY BE REQUIRED TO EXERCISE THE VOTING RIGHTS IN RESPECT OF DEPOSITED SECURITIES AS DIRECTED BY THE COMPANY.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, fix the GDS Record Date for determining the Holders entitled to receive information as to such meeting and shall mail to the Holders of record a notice which shall contain:  (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of GDSs may not vote the Shares or other Deposited Securities represented by their GDSs.  Neither the Depositary not the Custodian on behalf of the Depositary or its nominees in whose name the Shares or other Deposited Securities are registered shall exercise any voting rights in respect of any Deposited Securities unless required by law.

In the event that under applicable law the Depositary is obliged to exercise any such voting rights, then the Depositary shall (at the written direction of the Company's Board of Directors but subject to being advised by the Depositary's legal counsel that such action is in conformity with applicable laws):

(a)	vote in respect of the Shares according to instructions given in writing by the Board of Directors of the Company; or

(b)	give proxies in respect thereof in favor of a Director of the Company nominated by the Board of Directors of the Company from time to time; or

(c)
if so demanded by the Company, give an irrevocable power of attorney in favor of a Director of the Company or any other person or company nominated by the Board of Directors of the Company for the purpose in relation to the voting rights therefor to be exercised at the meetings of the Company; or

(d)	vote in the same manner as those shareholders which have designated by the Board of Directors in writing from time to time as being members of the Birla Group.

SECTION 4.10                         Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence Global Depositary Shares representing the right to receive such additional or new Deposited Securities.  The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities or corporate change.  The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts.  As soon as reasonably practicable upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

SECTION 4.11                         Available Information.  The Company furnishes the Commission with certain public reports and documents required by the laws of India or otherwise under Rule 12g3-2(b) under the Exchange Act.  These reports and documents can be inspected and copied at public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549.

SECTION 4.12                         Reports.  The Depositary shall make available for inspection by Holders at its Principal Office and at the office of the Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also mail to Holders copies of such notices, reports and communications when furnished by the Company pursuant to Section 5.6.

SECTION 4.13                         List of Holders.  Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Global Depositary Shares of all Holders.

SECTION 4.14                         Taxation.  The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain refunds of taxes withheld, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.  Holders and Beneficial Owners of Global Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law.  The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution  (i.e. stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Global Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1                         Maintenance of Office and Transfer Books by the Registrar.  Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of Receipts for the purpose of withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8 hereof.

If any Receipts or the Global Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary or upon the request of the Company.

SECTION 5.2                         Exoneration.  Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, India or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Memorandum and Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Memorandum and Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of Global Depositary Shares or (v) for any consequential or punitive damages for any breach of the terms of this Deposit Agreement.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.3                         Standard of Care.  The Company and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of GDSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.

SECTION 5.4                         Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5                         The Custodian.  The Depositary has initially appointed Citibank, N.A. (Mumbai) as Custodian for the purpose of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it.  If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian that is organized under the laws of India.  The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary.  Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts, each other Custodian and the Company.  If the Depositary appoints an additional or a substitute custodian (as contemplated above) which is not a branch or subsidiary of Citibank, N.A., the Depositary agrees that (i) it shall obtain the consent of the Company prior to such appointment and (ii) it shall cooperate in good faith and shall use reasonable efforts to assist the Company in obtaining an agreement by such additional or substitute custodian to directly indemnify the Company for loss resulting from acts performed or omitted by the Custodian with substantially the same terms and conditions as the indemnity provided in Section 5.8.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary.  The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

SECTION 5.6                         Notices and Reports.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.  The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Memorandum and Articles of Association of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary English-language versions of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities.  The Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing of copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the Global Depositary Shares representing such Shares governed by such provisions at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

SECTION 5.7                         Issuance of Additional Shares, GDSs etc.  The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States).  In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Indian counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of India and (2) all requisite regulatory consents and approvals have been obtained in India.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act or have been registered under the Securities Act (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

SECTION 5.8                         Indemnification.  The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or the Custodian (provided that the Custodian is Citibank, N.A. (Mumbai or another subsidiary or branch of Citibank, N.A.)) under the terms hereof due to the negligence or bad faith of the Depositary or the Custodian.

The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any acts performed or omitted in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, Global Depositary Shares, the Shares, or other Deposited Securities, as the case may be or as a result of any offering documents in respect thereof or (b) out of acts performed or omitted (including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company) in connection with this Deposit Agreement, the Receipts, the Global Depositary Shares, the Shares, or any Deposited Securities, in the case of (a) or (b) (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates, except to the extent that such liability or expense arises out of information relating to the Depositary or to the Custodian, as the case may by, furnished in a signed writing to the Company or its agents by the Depositary for use in any document relating to the GDSs or Receipts.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to indemnification hereunder except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.9                         Fees and Charges of Depositary.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering GDSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time.  Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.10                         Pre-Release.  Subject to the further terms and provisions of this Section 5.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in GDSs.  In its capacity as Depositary, the Depositary shall not lend Shares or GDSs; provided, however, that the Depositary may (i) issue GDSs prior to the receipt of Shares pursuant to Section 2.3 and (ii) deliver Shares upon the receipt and cancellation of GDSs for withdrawal of Deposited Securities pursuant to Section 2.7, including GDSs which were issued under (i) above but for which Shares may not have been received (each such transaction under (i) a "Pre-Release Transaction").  The Depositary may receive GDSs in lieu of Shares under (i) above.  The Depositary shall not commence Pre-Release Transactions under this Section 5.10 unless such transactions are permitted by Indian law and the Company has consented to the commencement of such transactions.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom GDSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares in its records and to hold such Shares for the Depositary until such Shares are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of GDSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the GDSs outstanding (without giving effect to GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as market conditions require.  The Depositary may also set limits with respect to the number of GDSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

SECTION 5.11                         Restricted Securities Owners.  The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1                         Amendment/Supplement.  The Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached thereto and to be issued under the terms thereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts.  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the Global Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the Global Depositary Share(s) to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Global Depositary Share(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby.  In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.2                         Termination.  The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.  On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.7 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of six months from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts, the Deposited Securities and the Global Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1                         Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

SECTION 7.2                         No Third-Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement.  Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.3                         Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4                         Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and Beneficial Owners from time to time of Global Depositary Shares shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance thereof or any beneficial interest therein.

SECTION 7.5                         Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Grasim Industries Limited, Industry House, 159 Churchgate Reclamation, Bombay 400 020, India, Attention:  Company Secretary, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, U.S.A. Attention: GDR Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A. (Mumbai), Barodawalla Mansion, SIDR Annie Beasant Road, PO 16586, Worli, Mumbai, India 400 018, or to any other address which the Custodian may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6                         Governing Law and Jurisdiction.  This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.  Notwithstanding anything contained in this Deposit Agreement, any Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of India (or, if applicable, such other laws as may govern the Deposited Securities).  Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  The Company hereby irrevocably designates, appoints and empowers CT Corporation (the "Agent") now at 1633 Broadway, New York, NY 10019 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary.  The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof.  The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.7                         Assignment.  Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.8                         Compliance with U.S. Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(l) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.9                         Titles.  All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise.  The words "this Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of GDSs and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

IN WITNESS WHEREOF, GRASIM INDUSTRIES LIMITED and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Global Depositary Shares evidenced by Receipts issued in accordance with the terms hereof or upon acquisition of any beneficial interest therein.

GRASIM INDUSTRIES LIMITED

By:	/s/ S. K. Saboo
Name: S.K. SABOO
Title: Sr. EXECUTIVE PRESIDENT

CITIBANK, NA.

By:	/s/ John H. Moore
Name: JOHN H. MOORE
Title: VICE PRESIDENT

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.           Depositary Fees

The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering GDSs for cancellation agree to pay the following fees of the Depositary:

Service		Rate	By Whom Paid
(1)	Issuance of GDSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to $5.00 per 100 GDSs (or fraction thereof) issued.	Person for whom deposits are made or party receiving GDSs.
(2)	Delivery of Deposited Securities, property and cash against surrender of GDSs.	Up to $5.00 per 100 GDSs (or fraction thereof) surrendered.	Person surrendering GDSs or making withdrawal.
(3)	Distribution of cash dividends or other cash distributions (i.e. sale of rights and other entitlements).	Up to $2.00 per 100 GDSs held.	Person to whom distribution is made.
(4)	Distribution of GDSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights.	Up to $5.00 per 100 GDSs issued.	Person to whom distribution is made.
(5)	Transfer of GDRs.	$1.50 per Certificate presented	Person presenting certificate for transfer.

II.           Charges.  Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering GDSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

B-1

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or Holders and Beneficial Owners of GDSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, GDSs and GDRs; and

(vi)	the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

B-2